UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2013

THE CLOROX COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-07151	31-0595760
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

1221 Broadway, Oakland, California	94612-1888
(Address of principal executive offices)	(Zip code)

(510) 271-7000
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 Under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(c)

On July 30, 2013, the Board of Directors of the Company appointed Thomas D. Johnson, age 53, as Principal Accounting Officer, effective September 1, 2013. Mr. Johnson will replace Susan A. Gentile, who announced her intention to resign effective as of September 16, 2013, as previously disclosed on the Company’s Form 8-K filed on July 15, 2013. Mr. Johnson will take over Ms. Gentile’s duties as Principal Accounting Officer on September 1, 2013.

Mr. Johnson is currently the Company’s Vice President – Global Business Services, a position he has held since December 2010. In this role, he is responsible for the Company’s corporate controller function, supply chain finance, functional planning, procure-to-pay, corporate real estate and workplace services. Mr. Johnson has extensive accounting expertise and has been deeply involved in the Company’s accounting matters since joining the Company in 1988. Prior to becoming Vice President – Global Business Services, Mr. Johnson held the position of Vice President – Controller and Chief Accounting Officer from September 2003 to December 2010.

Mr. Johnson has no familial relationships nor related party transactions with the Company that would require disclosure under Items 401(d) or 404(a) of Regulation S-K (17 CFR 229.401(d) and 229.404(a)) in connection with his appointment described above.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CLOROX COMPANY

Date:	August 5, 2013	By:	/s/ Laura Stein
Senior Vice President –
General Counsel